International Lease Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		1
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			May 7, 2003
Trade Date:	05/07/03		Issue Date:	05/15/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EAA4	3.00%	11/15/05	Monthly	06/15/03	No	N/A
45974EAB2	3.50%	11/15/06	Quarterly	08/15/03	No	N/A
45974EAC0	4.00%	11/15/07	Monthly	06/15/03	No	N/A
[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
45974EAA4	$19,961,000	100%	0.55%	$19,851,214.50	$1.50	Yes	No	N/A
45974EAB2	$5,500,000	100%	0.70%	$5,461,500.00	$1.50	Yes	No	N/A
45974EAC0	$46,348,000	100%	0.95%	$45,907,694.00	$1.50	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.